Exhibit 99.1

At the Company
For Media:	For Investors:
Kim Hillyer	Tim Nowell
Manager, Communications	Director, Investor Relations
(402) 827-8654	(402) 597-8440
kim.hillyer@tdameritrade.com	timothy.nowell@tdameritrade.com
TD AMERITRADE DELIVERS BEST QUARTER EVER
Record $0.40 EPS Up 67 Percent Over Same Quarter Last Year
Guidance Increased for Fiscal 2008
OMAHA, Neb., January 17, 2008 – Continued retail investor engagement, increasing traction of its asset gathering strategy and a strong, conservative balance sheet have helped TD AMERITRADE Holding Corporation (NASDAQ: AMTD) once again achieve record earnings results. The Company today announced the following regarding its first quarter of the 2008 fiscal year, which closed Dec. 31, 2007:
Growth Indicators:
•	Record investable asset balances of approximately $31 billion, an increase of 10 percent

•	Record fee-based balances of approximately $58 billion, an increase of 30 percent

•	Record average client trades per day of approximately 322,000, an increase of 35 percent
“We achieved another record quarter, up 67 percent from last year, despite the uncertain economic environment affecting much of the financial services industry,” said Joe Moglia, chief executive officer. “Our sales efforts are gaining notable traction as our branches and service centers are focused on expanding relationships with clients.”
Quarterly Metrics:(1)
•	Record net revenues of $642 million, 58 percent of which were asset-based

•	Record pre-tax income of $357 million, or 56 percent of net revenues

•	Record net income of $241 million, or $0.40 per diluted share

•	Record EBITDA of $404 million, or 63 percent

•	Record annualized return on equity of 42 percent for the quarter(2)

•	Client assets of approximately $300 billion, including $47 billion in client cash and money market funds

•	Liquid assets of $614 million; cash and cash equivalents of $494 million
“We again demonstrated the strength of our operating leverage and scalability with 56 percent pre-tax margins, which only accelerates when retail investors remain strongly engaged in the markets,” said Bill Gerber, chief financial officer. “We delivered record asset-based revenues and continued growth in revenue-earning assets. The result is yet another record quarter and an excellent start to 2008.”
Increased Guidance
The Company has increased the midpoint of its guidance for fiscal 2008 to $1.32 and has adjusted its outlook to a range of $1.23 to $1.41 to reflect the December Quarter’s record results. More information is available via the Company’s Outlook Statement, which is posted on www.amtd.com.
Company Hosts Conference Call
TD AMERITRADE will host its December Quarter conference call this morning, Jan. 17, 2008, at 7:30 a.m. CST. Participants may listen to the call by dialing 888-806-6230. The Company will Webcast the call at www.amtd.com. A replay of the call will be available by dialing 888-203-1112 and the passcode, 9198443. A podcast and an archived version of the presentation, including the materials discussed, will be available following the call at www.amtd.com.
Business Highlights
TD AMERITRADE was again named one of Forbes magazine’s “400 Best Big Companies,” for 2008.(3) The Company was also ranked higher than any of its publicly-traded peers.
The Company has also expanded its client offering by delivering several new products and services. TD AMERITRADE clients have increasingly taken advantage of newer services, such as conditional orders and program trading, to help them remain disciplined, review their portfolios and manage investment risk, and interest is high for more tools that make the investment process easier to manage. Following are just a few of these new additions:
•	TDAX Independence Funds: the first “lifecycle” Exchange Traded Funds (ETFs). These professionally diversified funds are targeted to a specific time horizon that is automatically allocated and adjusted over time.(4)

•	WealthRulerTM: an intuitive retirement planning tool that allows investors to create a retirement preparedness report to help them analyze their investment plans.

•	Bond Wizard: guides clients through a step-by-step process to help them find bonds that meet certain criteria or build a bond ladder, an investment strategy that can help decrease the overall amount of risk in a fixed income portfolio.(5)

•	TD AMERITRADE Institutional: delivered upgrades to its platform for independent registered investment advisors, which include new cost basis reporting functionality and enhancements to its portfolio rebalancing software.

For more information on TDAX Funds, Inc. please visit the funds’ Web site at www.tdaxshares.com or TD AMERITRADE’s Web site, www.tdameritrade.com.

Before investing in an ETF, carefully consider the investment objectives, risks, charges and expenses. For a prospectus containing this and other important information, contact a Client Services representative at 800-669-3900. Please read the prospectus carefully before investing.
AMTD-E
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(6) provides a dynamic balance of investment products and services that make it the investment firm of choice for millions of retail investor and independent registered investment advisor (RIA) clients. Listed by Barron’s as the #1 Web browser-based online broker and Forbes as one of America’s best big companies, the Company offers a full spectrum of investment services, including a leading active trader program, intuitive long-term investment solutions and a national branch system, as well as relationships with one of the largest independent RIA networks.(3) The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, and future operations are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 26, 2007. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1)	See attached reconciliation of non-GAAP financial measures.

(2)	Annualized return on average stockholders’ equity. Result is a record as a public company when excluding a one-time gain realized on the sale of the Company’s investment in Knight Capital Group, Inc. when comparing to the second fiscal quarter of 2006.

(3)	“The Best Web Browser-Based Online Broker” by Barron’s, 3/5/2007 based on Trade Experience, Trading Technology, Usability, Range of Offerings, Research Amenities, Portfolio Analysis & Reports, Customer Service & Access, and Costs. Barron’s is a registered trademark of Dow Jones, L.P. More info on the Forbes award is available at www.forbes.com/platinum.

(4)	ETFs are subject to risk similar to those of stocks including those regarding short-selling and margin account maintenance, and trading prices may not reflect the actual Net Asset Value of the underlying securities. There is no assurance that the investment process will consistently lead to successful investing. Diversification does not eliminate the risk of experiencing investment losses. Past performance does not guarantee future results.
TDAX Funds, Inc. Independence ETFs are distributed by ALPS Distributors, Inc. XShares Advisors LLC serves as advisor to the Funds. Amerivest Investment Management, LLC serves as a sub-advisor to the Funds. TD AMERITRADE is not affiliated with TDAX Funds, Inc., XShares Advisors LLC, or ALPS Distributors, Inc. Amerivest Investment Management, LLC is a subsidiary of TD AMERITRADE Holding Corporation. Amerivest is a trademark of TD AMERITRADE IP Company, Inc.

(5)	Investments in fixed income products are subject to liquidity (or market) risk, interest rate risk (bonds ordinarily decline in price when interest rates rise and rise in price when interest rates fall), financial (or credit) risk, inflation (or purchasing power) risk and special tax liabilities.

(6)	TD AMERITRADE, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org), receives clearing and custodial services from TD AMERITRADE Clearing, Inc., member FINRA/SIPC. TD AMERITRADE, Inc. and TD AMERITRADE Clearing, Inc. are subsidiaries of TD AMERITRADE Holding Corporation.

TDX202 Exp. 4/30/2008

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share amounts
(Unaudited)

	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$260,269	$225,803	$193,630

Asset-based revenues:
Interest revenue	250,210	260,713	242,849
Brokerage interest expense	(101,119)	(117,108)	(104,286)

Net interest revenue	149,091	143,605	138,563

Money market deposit account fees	155,840	135,680	135,281
Investment product fees	68,005	62,375	53,327

Total asset-based revenues	372,936	341,660	327,171

Other revenues	8,411	7,738	14,375

Net revenues	641,616	575,201	535,176

Expenses:
Employee compensation and benefits	106,015	108,395	98,130
Fair value adjustments of compensation-related derivative instruments	764	(1,442)	(614)
Clearing and execution costs	12,066	13,166	20,836
Communications	17,524	17,680	22,068
Occupancy and equipment costs	25,008	19,674	24,851
Depreciation and amortization	7,695	7,006	7,031
Amortization of acquired intangible assets	13,723	13,625	13,824
Professional services	19,282	20,014	25,092
Interest on borrowings	25,726	27,396	31,117
Other	12,370	8,222	14,808
Advertising	45,456	30,558	39,276

Total expenses	285,629	264,294	296,419

Income before other income and income taxes	355,987	310,907	238,757

Other income:
Gain on sale of investments	644	165	614

Pre-tax income	356,631	311,072	239,371

Provision for income taxes	115,792	110,641	93,738

Net income	$240,839	$200,431	$145,633

Basic earnings per share	$0.40	$0.34	$0.24
Diluted earnings per share	$0.40	$0.33	$0.24

Weighted average shares outstanding — basic	594,915	595,516	603,028
Weighted average shares outstanding — diluted	604,388	605,283	612,833
Note: Certain revenue reclassifications have been made to prior periods to conform to the current presentation.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Dec. 31, 2007	Sept. 30, 2007
Assets:
Cash and cash equivalents	$494,317	$413,787
Short-term investments	—	76,800
Segregated cash and investments	82,000	—
Broker/dealer receivables	6,142,434	6,749,588
Client receivables	8,817,829	7,727,969
Goodwill and intangible assets	2,762,726	2,771,297
Other	559,927	352,886

Total assets	$18,859,233	$18,092,327

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$9,236,890	$8,386,988
Client payables	5,052,061	5,313,576
Long-term debt	1,472,125	1,478,375
Other	711,498	758,467

Total liabilities	16,472,574	15,937,406

Stockholders’ equity	2,386,659	2,154,921

Total liabilities and stockholders’ equity	$18,859,233	$18,092,327

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
Trading Activity Metrics:
Total trades (in millions)	20.3	17.4	14.8
Average commissions and transaction fees per trade	$12.84	$13.00	$13.04
Average client trades per day	321,736	277,852	237,528
Average client trades per account (annualized)	12.6	10.9	9.5
Activity rate	5.0%	4.4%	3.8%
Trading days	63.0	62.5	62.5

Net Interest Margin:
Average interest-earning assets (in billions)	$15.6	$14.8	$13.6
Average money market deposit account balances (in billions)	15.3	15.2	14.4

Average investable assets (in billions)	$30.9	$30.0	$28.0

Net interest revenue (in millions)	$149.1	$143.6	$138.6
Money market deposit account fee revenue (in millions)	155.8	135.7	135.3

Net revenue earned on investable assets (in millions)	$304.9	$279.3	$273.9

Net interest margin (NIM)	3.86%	3.64%	3.78%

Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$0.0	$0.3	$0.9
Average annualized yield	4.23%	5.10%	5.17%

Interest revenue (in millions)	$0.0	$4.3	$12.4

Client margin balances:
Average balance (in billions)	$8.5	$7.8	$7.3
Average annualized yield	7.43%	8.09%	8.06%

Interest revenue (in millions)	$162.1	$160.6	$151.0

Securities borrowing:
Average balance (in billions)	$6.6	$6.2	$5.1
Average annualized yield	4.82%	5.54%	5.62%

Interest revenue (in millions)	$80.9	$88.5	$73.8

Other free cash and short-term investments
Average balance (in billions)	$0.5	$0.5	$0.3
Average annualized yield	4.55%	5.47%	5.49%

Interest revenue — net (in millions)	$6.8	$6.4	$5.3

Client credit balances:
Average balance (in billions)	$3.6	$3.5	$3.4
Average annualized cost	1.04%	1.54%	1.57%

Interest expense (in millions)	$(9.6)	$(13.8)	$(13.9)

Securities lending:
Average balance (in billions)	$9.6	$8.9	$7.4
Average annualized cost	3.71%	4.50%	4.73%

Interest expense (in millions)	$(91.1)	$(102.4)	$(90.0)

Net interest revenue — total (in millions)	$149.1	$143.6	$138.6

Other Asset-Based Revenue Metrics:
Money market deposit account fees:
Average balance (in billions)	$15.3	$15.2	$14.4
Average annualized yield	4.00%	3.50%	3.64%
Fee revenue (in millions)	$155.8	$135.7	$135.3

Investment product fees:
Average balance (in billions)	$58.3	$54.7	$44.7
Average annualized yield	0.46%	0.45%	0.46%
Fee revenue (in millions)	$68.0	$62.4	$53.3

Client Account and Client Asset Metrics:
Total accounts (beginning of period)	6,380,000	6,321,000	6,191,000
New accounts opened	149,000	127,000	109,000
Accounts closed	(54,000)	(68,000)	(40,000)

Total accounts (end of period)	6,475,000	6,380,000	6,260,000

Percentage increase (decrease) during period	1%	1%	1%

Qualified accounts (beginning of period)	3,272,000	3,276,000	3,242,000
Qualified accounts (end of period)	3,249,000	3,272,000	3,255,000
Percentage increase (decrease) during period	(1%)	(0%)	0%

Client assets (beginning of period, in billions)	$302.7	$297.2	$261.7
Client assets (end of period, in billions)	$300.4	$302.7	$278.2
Percentage increase (decrease) during period	(1%)	2%	6%

NOTE:	See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended
	Dec. 31, 2007		Sept. 30, 2007		Dec. 31, 2006
	$	% of Rev.	$	% of Rev.	$	% of Rev.
EBITDA and EBITDA Excluding Investment Gains (1)
EBITDA excluding investment gains	$403,131	62.8%	$358,934	62.4%	$290,729	54.3%
Plus: Gain on sale of investments	644	0.1%	165	0.0%	614	0.1%

EBITDA	403,775	62.9%	359,099	62.4%	291,343	54.4%
Less:
Depreciation and amortization	(7,695)	(1.2%)	(7,006)	(1.2%)	(7,031)	(1.3%)
Amortization of acquired intangible assets	(13,723)	(2.1%)	(13,625)	(2.4%)	(13,824)	(2.6%)
Interest on borrowings	(25,726)	(4.0%)	(27,396)	(4.8%)	(31,117)	(5.8%)

Pre-tax income	$356,631	55.6%	$311,072	54.1%	$239,371	44.7%

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
Liquid Assets (2)
Liquid assets	$614,049	$621,764	$430,693	$543,211	$498,764
Plus: Broker-dealer cash and cash equivalents	136,147	183,103	235,670	506,400	350,070
Less:
Non broker-dealer short-term investments	—	(76,800)	(50,000)	(37,600)	(38,725)
Excess broker-dealer regulatory net capital	(255,879)	(314,280)	(320,512)	(464,241)	(369,524)

Cash and cash equivalents	$494,317	$413,787	$295,851	$547,770	$440,585

Note:	The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) and EBITDA excluding investment gains are considered Non-GAAP financial measures as defined by SEC Regulation G. We consider EBITDA and EBITDA excluding investment gains important measures of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for our senior credit facilities. The consolidated leverage ratio determines the interest rate margin charged on the senior credit facilities. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA excluding investment gains also eliminates the effect of non-brokerage investment-related gains and losses that are not likely to be indicative of the ongoing operations of our business. EBITDA and EBITDA excluding investment gains should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) non broker-dealer short-term investments and c) regulatory net capital of (i) our clearing broker-dealer subsidiaries in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiary in excess of 8 1/3% of aggregate indebtedness. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.